Exhibit 99.1

FOR IMMEDIATE RELEASE

BioCardia Announces US Patent on Bone Marrow Derived Neurokinin-1 Receptor Positive (NK1R+) Mesenchymal Stem Cells for Therapeutic Applications

SUNNYVALE, Calif. – May 9, 2023 – BioCardia®, Inc. [Nasdaq: BCDA], a developer of cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary diseases, today announces that the United States Patent Office has granted Patent Number 11,642,377: titled, “ Bone Marrow Derived Neurokinin-1 Receptor Positive (NK1R+) Mesenchymal Stem Cells for Therapeutic Applications”, with a patent term that will expire in 2039.

The patent specification details methods for selecting and expanding NK1R+ Mesenchymal Stem Cells (MSC) and their use to treat a number of diseases. The first allowed claim protects using these cells to treat cardiovascular disease, pain, rheumatoid arthritis, diabetes, stroke, asthma, pulmonary fibrosis, and aging. There are seventeen additional claims allowed in this patent issuance.

“This has potential to be a breakthrough in mesenchymal stem cell therapeutic development,” said Peter Altman, PhD, BioCardia President and CEO. “Our team’s effort and understanding of disease and injury led us to recognize that Substance P (SP) is the first responder neuropeptide in defense, stress, repair, and survival systems. We believe that how stem cells respond to SP is a critical mechanism to injury and inflammation. As Neurokinin-1 (NK1) is the primary receptor for SP on the surface of many cells, we explored whether we could select mesenchymal stem cells expressing the receptor and then expand them to clinically meaningful dosage levels. With this patent issued today, BioCardia now holds rights in the United States to a compelling therapeutic approach that has promise to treat a wide range of diseases. We will be looking to partner development in areas beyond our current cardiopulmonary focus.”

About Biocardia®

BioCardia, Inc., headquartered in Sunnyvale, California, is developing cellular and cell-derived therapeutics for the treatment of cardiovascular and pulmonary disease. CardiAMP™ autologous and NK1R+ allogeneic cell therapies are the Company’s biotherapeutic platforms that enable four product candidates in development. The CardiAMP Cell Therapy Heart Failure Trial investigational product has been granted Breakthrough designation by the FDA, has CMS reimbursement, and is supported financially by the Maryland Stem Cell Research Fund. The CardiAMP Chronic Myocardial Ischemia Trial also has CMS Reimbursement.  The Company's current products include the Helix™ Transendocardial Biotherapeutic Delivery System, which it partners selectively with other biotherapeutic companies requiring local delivery to the heart. For more information visit: www.BioCardia.com.

Forward Looking Statements:

This press release contains forward-looking statements that are subject to many risks and uncertainties. Forward-looking statements include, among other things, references to development and importance of NK1R+ expanded MSC, our statements regarding our intentions, beliefs, projections, outlook, analyses or current expectations. Such risks and uncertainties include, among others, the inherent uncertainties associated with developing new products or technologies, regulatory approvals, unexpected expenditures, the ability to raise the additional funding needed to continue to pursue BioCardia’s business and product development plans, the ability to enter into licensing and partnering arrangements, and overall market conditions.  These forward-looking statements are made as of the date of this press release, and BioCardia assumes no obligation to update the forward-looking statements.

We may use terms such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey the uncertainty of future events or outcomes to identify these forward-looking statements. Although we believe that we have a reasonable basis for each forward-looking statement contained herein, we caution you that forward-looking statements are not guarantees of future performance and that our actual results may differ materially from the forward-looking statements contained in this press release. As a result of these factors, we cannot assure you that the forward-looking statements in this press release will prove to be accurate. Additional factors that could materially affect actual results can be found in BioCardia’s Form 10-K filed with the Securities and Exchange Commission on March 29, 2023, under the caption titled “Risk Factors.” BioCardia expressly disclaims any intent or obligation to update these forward-looking statements, except as required by law.

Media Contact:
Anne Laluc, Marketing
Email: alaluc@BioCardia.com
Phone: 650-226-0120

Investor Contact:
David McClung, Chief Financial Officer
Email: investors@BioCardia.com
Phone: 650-226-0120